UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)    October 24, 2017

Safeguard Scientifics, Inc.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5620	23-1609753
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer ID No.)
Incorporation)

170 North Radnor-Chester Road
Suite 200
Radnor, PA		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code	610-293-0600

Not applicable
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On October 24, 2017, the Board of Directors of Safeguard Scientifics, Inc. (the “Company”) increased the number of members serving on the Company’s Board of Directors from six to seven members and appointed Maureen F. Morrison as a director of the Company, to serve until the Company’s 2018 annual meeting of shareholders and until a successor is elected and qualified.

From 1987 through 2015, Ms. Morrison served as an Audit Partner at PricewaterhouseCoopers LLP (“PwC”). In such role, Ms. Morrison served numerous domestic and multinational clients across a variety of industries, with a primary focus on software and hardware companies in the technology sector. Her experience includes advising clients on acquisitions, pre and post-transaction integration, international expansions, business divestitures and the adoption of new technologies. At PwC, Ms. Morrison was selected to serve as Chairperson of the firm’s Nominating Committee, which identifies a slate of PwC partners to stand for election to PwC’s Board of Partners. Ms. Morrison also served on PwC’s Partner Admissions Committee for five years. Ms. Morrison retired from PwC in 2015.

In connection with Ms. Morrison’s appointment and consistent with the Company’s past practices, on December 29, 2017, Ms. Morrison will receive an initial stock option grant to purchase 8,333 shares of the Company’s common stock at a per share exercise price equal to the average of the high and low trading prices of the Company’s common stock on such date, which option will vest 25% each year commencing on the first anniversary of the grant date and will have an eight-year term. Ms. Morrison also will receive compensation for her service as a director of the Company based on the Company’s general Board compensation policies as reported in the Company’s definitive proxy statement on Schedule 14A in the section entitled “Corporate Governance - Board Compensation,” which was filed with the Securities and Exchange Commission on April 12, 2017.

There are no arrangements or understandings between Ms. Morrison and any other persons pursuant to which Ms. Morrison was selected as a director. There are no transactions involving Ms. Morrison required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated:    October 26, 2017        By:    BRIAN J. SISKO
Brian J. Sisko
Chief Operating Officer, Executive Vice President
and Managing Director